Exhibit M-2/A2

Amended Form of Non-Utility Money Pool Agreement

Exhibit No. M-2/A2

FORM OF NON-UTILITY MONEY POOL AGREEMENT

This Non-Utility Money Pool Agreement (the “Agreement”), dated as of July 1, 2005, is made and entered into by and among Black Hills Corporation (“Black Hills”), a South Dakota corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the “Act”); Black Hills Service Company, LLC (“Black Hills Service”), a South Dakota limited liability company and a non-utility subsidiary of Black Hills (in its role as administrator of the Non-Utility Money Pool and as a participant in the money pool); Black Hills Energy, Inc. (“Black Hills Energy”), a South Dakota corporation and a non-utility subsidiary of Black Hills (in its role as Repository, Lending Party, Borrowing Party and Non-Utility Subsidiary, each as defined herein); and each of the non-utility subsidiaries of Black Hills whose name appears on Schedule I hereto (collectively, the “Non-Utility Subsidiaries”). Each of Black Hills, Black Hills Service, Black Hills Energy and the Non-Utility Subsidiaries is referred to herein as a “Party,” and collectively as the “Parties.” Black Hills and each Non-Utility Subsidiary may be referred to as a “Lending Party,” and collectively as the “Lending Parties,” as appropriate. Finally, each of the Non-Utility Subsidiaries may be referred to as a “Borrowing Party,” and collectively as the “Borrowing Parties,” also as appropriate.

WITNESSETH:

WHEREAS, the Parties desire to establish a Money Pool (the “Non-Utility Money Pool”) to coordinate and provide for certain of the Borrowing Parties’ short-term cash and working capital requirements; and

WHEREAS, the Borrowing Parties that will participate in the Non-Utility Money Pool will from time to time have need to borrow funds on a short-term basis, and certain of the Lending Parties will from time to time have funds available to loan on a short-term basis;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

CONTRIBUTIONS AND BORROWINGS

1.1	Contributions to Non-Utility Money Pool

Each Lending Party will determine each day, on the basis of cash flow projections and other relevant factors, in such Lending Party’s sole discretion, the amount of funds it has available for contribution to the Non-Utility Money Pool, and will contribute such funds to the Non-Utility Money Pool. The determination of whether a Lending Party at any time has surplus funds to lend to the Non-Utility Money Pool or shall lend funds to the Non-Utility Money Pool will be made by an appropriate officer of such Lending Party, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party’s sole discretion. Each Lending Party may withdraw any of its funds at any time upon notice to Black Hills Service as administrative agent of the Non-Utility Money Pool.

Exhibit No. M-2/A2

1.2	Rights to Borrow

Subject to the provisions of Section 1.4(c) of this Agreement, short-term borrowing needs of the Borrowing Parties, with the exception of Black Hills, will be met by funds in the Non-Utility Money Pool to the extent such funds are available. Each Borrowing Party shall have the right to make short-term borrowings from the Non-Utility Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission (“SEC”). Each Borrowing Party may request loans from the Non-Utility Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Borrowing Party hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other regulatory authorities, resolutions of such Borrowing Party’s Board of Directors or similar governing body, such Party’s governing corporate documents, and agreements binding upon such Borrowing Party. No loans through the Non-Utility Money Pool will be made to, and no borrowings through the Non-Utility Money Pool will be made by, Black Hills.

1.3	Source of Funds

Funds will be available through the Non-Utility Money Pool from the following sources for use by the Borrowing Parties from time to time: (1) surplus funds in the treasuries of Lending Parties other than Black Hills, (2) surplus funds in the treasury of Black Hills, and (3) proceeds from bank loans, the sale of notes and/or the sale of commercial paper by the Lending Parties (“External Funds”), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as Black Hills Service, as administrator of the Non-Utility Money Pool, may determine will result in a lower cost of borrowing to Borrowing Parties, consistent with the individual borrowing needs and financial standing of the Lending Parties.

1.4	Authorization

(a)         Each loan shall be authorized by the Lending Party’s chief financial officer or treasurer, or by a designee thereof.

(b)         Black Hills Service, as administrator of the Non-Utility Money Pool, will provide each Party with periodic activity and cash accounting reports that include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged.

(c)         All borrowings from the Non-Utility Money Pool shall be authorized by the Borrowing Party’s chief financial officer or treasurer, or by a designee thereof. No Borrowing Party shall be required to effect a borrowing through the Non-Utility Money Pool if such Borrowing Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper.

Exhibit No. M-2/A2

1.5	Interest

The interest rate applicable on any day to then outstanding loans through the Non-Utility Money Pool, whether or not evidenced by a promissory demand note, will be the composite weighted average daily effective cost incurred by the Lending Parties for External Funds outstanding on that date. The daily effective cost shall be inclusive of interest rate swaps related to such External Funds. If there are no External Funds outstanding on that date, then the rate will be the daily one-month LIBOR rate plus 100 basis points.

1.6	Certain Costs

The cost of compensating balances and fees paid to banks to maintain credit lines by Lending Parties lending External Funds to the Non-Utility Money Pool shall initially be paid by the Lending Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Borrowing Parties borrowing such External Funds through the Non-Utility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.

1.7	Repayment

Each Borrowing Party receiving a loan from the Non-Utility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, (a) in the case of a Demand Loan (as defined in Section 1.8 below), on demand, or (b) in the case of a 365 Day Loan (as defined in Section 1.8 below) at maturity, but in any event within 365 days of the date on which such loan was made. All loans made through the Non-Utility Money Pool may be prepaid by the borrower without premium or penalty.

1.8	Form of Loans to Borrowing Parties

Loans to the Borrowing Parties from the Non-Utility Money Pool shall be made as open-account advances, pursuant to the terms of this Agreement. A separate promissory note will not be required for each individual transaction. Instead, a promissory grid note evidencing the terms of the transactions shall be signed by the Parties to the transaction. Any such note shall: (a) be in substantially the form of the note appended as Attachment A to this Agreement; (b) be dated as of the date of the initial borrowing; (c) (i) in the case of a loan which the Parties elect to have payable on demand (a “Demand Loan”), mature on demand, or (ii) in the case of a loan which the Parties elect to have payable within 365 days of its borrowing (a “365 Day Loan”), mature on a date agreed by the Parties to the transaction, but in any event not later than 365 days after the date of the applicable borrowing; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

Exhibit No. M-2/A2

ARTICLE II

OPERATION OF NON-UTILITY MONEY POOL

2.1	Operation

(a)          Operation of the Non-Utility Money Pool, including record keeping and coordination of loans, will be handled by Black Hills Service under the authority of the appropriate officers of the Parties. Black Hills Service shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Black Hills Service will administer the Non-Utility Money Pool on an “at cost” basis. Separate records shall be kept by Black Hills Service for the Non-Utility Money Pool established by this Agreement and any other money pool administered by Black Hills Service.

(b)         Each Loan shall be made from a Lending Party shall be made from such Lending Party to Black Hills Energy, in its capacity as the repository of the Non-Utility Money Pool (in such capacity, the “Repository”). Each Loan to a Borrowing Party shall be made from Black Hills Energy to the respective Borrowing Party on behalf of the Non-Utility Money Pool. For avoidance of doubt, the Parties agree that Black Hills Energy may also be a Borrowing Party or a Lending Party hereunder.

2.2	Investment of Surplus Funds in the Non-Utility Money Pool

Funds not required for the Non-Utility Money Pool loans (with the exception of funds required to satisfy the Non-Utility Money Pool’s liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency; (iv) commercial paper rated not less than A-1 by S&P or P-1 by Moody’s, or their equivalent by a nationally recognized rating agency; (v) money market funds; (vi) bank certificates of deposit; (vii) Eurodollar funds; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

2.3	Allocation of Interest Income and Investment Earnings

The interest income and other investment income earned by the Non-Utility Money Pool on loans and investment of surplus funds will be allocated among the Parties in accordance with the proportion each Lending Party’s contribution of funds in the Non-Utility Money Pool bears to the total amount of funds in the Non-Utility Money Pool and the cost of any External Funds provided to the Non-Utility Money Pool by such Lending Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

Exhibit No. M-2/A2

2.4	Event of Default

If any Borrowing Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Borrowing Party seeking to adjudicate it bankrupt or insolvent, then Black Hills Service, on behalf of the Non-Utility Money Pool, may, by notice to the Borrowing Party, terminate the Non-Utility Money Pool’s commitment to the Borrowing Party and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Non-Utility Money Pool by the Borrowing Party hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrowing Party.

ARTICLE III

MISCELLANEOUS

3.1	Amendments

No amendment to this Agreement shall be adopted except in a writing executed by Parties and subject to all applicable approvals by the SEC and the applicable state utility regulatory commission.

3.2	Legal Responsibility

Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

3.3	Rules for Implementation

The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

3.4	Governing Law

This Agreement shall be governed by and construed in accordance with, the laws of the State of South Dakota.

Exhibit No. M-2/A2

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the date first above written.

BLACK HILLS CORPORATION

By:	__________________________________________

Name:

Title:

BLACK HILLS SERVICE COMPANY, LLC

By:	__________________________________________

Name:

Title:

BLACK HILLS ENERGY, INC.

By:	__________________________________________

Name:

Title:

THE NON-UTILITY SUBSIDIARY OF BLACK HILLS CORPORATION IDENTIFIED ON SCHEDULE I HERETO

By:	__________________________________________

Name:

Title:

Date:_________________________

Exhibit No. M-2/A2

Attachment A

FORM OF PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, _______________________ (“Borrower”), a Borrowing Party under the Non-Utility Money Pool Agreement, dated July 1, 2005 (the “Money Pool Agreement”), hereby promises to pay to the order of the respective Lending Party, as defined in the Money Pool Agreement, at its principal office in Rapid City, South Dakota, in the case of a Demand Loan (as defined in the Money Pool Agreement), on demand, and in the case of a 365 Day Loan (as defined in the Money Pool Agreement), on a date selected by the Parties but in any event not later than 365 days after the date of such loan (in either case, as indicated in the grid below), the principal sum set forth on the grid below as “Principal Amount Outstanding.” This note may be prepaid in full at any time or in part from time to time without premium or penalty. The Principal Amount Outstanding shall bear interest, calculated daily, at a rate stated in the grid below. Interest will be calculated on the daily Principal Amount Outstanding as indicated on the grid below.

[BORROWER]

By:	__________________________________________

Name:

Title:

Date:

Date	Due Date (for 365 Day Loan) or Demand	Loan (Repayment)	Principal Loan Outstanding	Rate	Interest

Exhibit No. M-2/A2

SCHEDULE I

NON-UTILITY SUBSIDIARIES OF BLACK HILLS CORPORATION

Black Hills Artesia, LLC

Black Hills Cabresto Pipeline, LLC

Black Hills Colorado, LLC

Black Hills Energy, Inc.

Black Hills Energy Pipeline, LLC

Black Hills Energy Resources, Inc.

Black Hills Energy Terminal, LLC

Black Hills Exploration and Production, Inc.

Black Hills Fountain Valley, LLC

Black Hills Fountain Valley II, LLC

Black Hills Gas Holdings Corp.

Black Hills Gas Resources, Inc.

Black Hills Generation, Inc.

Black Hills Idaho Operations, LLC

Black Hills Ivanpah, LLC

Black Hills Ivanpah GP, LLC

Black Hills Kilgore Energy Pipeline, LLC

Black Hills Kilgore Pipeline Company, L.P.

Black Hills Kilgore Pipeline, Inc.

Black Hills Midstream, LLC

Black Hills Millennium Pipeline, Inc.

Black Hills Millennium Terminal, Inc.

Black Hills Nevada Operations, LLC

Black Hills Nevada Real Estate Holdings, LLC

Black Hills Nevada, LLC

Black Hills Ocotillo, LLC

Black Hills Ontario, LLC

Black Hills Operating Company, LLC

Black Hills Pepperell Power Associates, LLC

Black Hills Service Company, LLC

Black Hills Southwest, LLC

Black Hills Valmont Colorado, Inc.

Black Hills Waterville Station, LLC

Black Hills Wyoming, Inc.

Buick Power, LLC

Daksoft, Inc.

Desert Arc I, LLC

Desert Arc II, LLC

E-Next A Equipment Leasing Company, LLC

Exhibit No. M-2/A2

EIF Investors, Inc.

Enserco Energy Inc.

Fountain Valley Power, LLC

Harbor Cogeneration Company, LLC

Las Vegas Cogeneration Energy Financing Company, L.L.C.

Las Vegas Cogeneration II, LLC

Las Vegas Cogeneration Limited Partnership

Millennium Pipeline Company, L.P.

Millennium Terminal Company, L.P.

Sunco, Ltd., a Limited Liability Company

West Cascade Energy, LLC

Wyodak Resources Development Corp.